Bethel Bancorp
                            (d/b/a Northeast Bancorp)
                                158 Court Street
                               Auburn, Maine 04212

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           to be held October 23, 1996

     The Annual Meeting of Shareholders of Bethel Bancorp (the "Company") will be held on Wednesday, October 23, 1996, at 6:00 p.m., Eastern Time, at the Martindale Country Club, 527 Beech Hill Road, Auburn, Maine for the following purposes:

     1. To elect five directors for terms of three years each, to elect one director for a term of two years and to elect one director for a term of one year;

     2. To consider and act upon a proposal to amend the Articles of Incorporation of the Company to change its name to "Northeast Bancorp."

     3. To ratify the appointment of Baker Newman & Noyes, Limited Liability Company as auditors for fiscal year 1997; and

     4. To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on September 13, 1996 are entitled to notice of and to vote at the meeting.

     A copy of the Annual Report for the fiscal year ended June 30, 1996 is enclosed herewith.

                                By Order of the Board of Directors and President

                                Ariel Rose Gill
                                Clerk

September 20, 1996

 -----------------------------------------------------------------------------
|                   IMPORTANT--Your Proxy Card is enclosed                    |
|                                                                             |
| PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN | | THE ENCLOSED STAMPED ENVELOPE WHETHER OR NOT YOU PLAN TO BE PRESENT AT |
|  THE MEETING. YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.       |
 -----------------------------------------------------------------------------



                                 BETHEL BANCORP
                            (d/b/a Northeast Bancorp)
                                158 Court Street
                               Auburn, Maine 04212
                                 (207) 777-5950

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                         to be held on October 23, 1996

     This Proxy Statement is furnished to shareholders of Bethel Bancorp (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, October 23, 1996 at 6:00 p.m., Eastern Time, at the Martindale Country Club, 527 Beech Hill Road, Auburn, Maine, and at any adjournments thereof.

     If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted "FOR" the nominees and proposals presented in the attached Notice of Annual Meeting of Shareholders. Except for procedural matters incident to the conduct of the Annual Meeting, the Company does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by the proxies on such matters as determined by a majority of the Board of Directors.

     The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. However, shareholders may revoke a proxy at any time prior to its exercise by filing with the Clerk of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

     The cost of soliciting proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the Company, through its directors, officers and regular employees, may also solicit proxies personally or by telephone or telegraph. The Company will also request persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

         It is anticipated that this Proxy Statement will be mailed to shareholders on or about September 20, 1996.

     The securities which can be voted at the Annual Meeting consist of shares of the common stock, the Series A Preferred Stock and the Series B Preferred Stock of the Company, with each share entitling its owner to one vote on all matters.

                            REQUIRED VOTE FOR MATTERS
                       TO BE ACTED UPON AT ANNUAL MEETING


     Under the Company's Articles of Incorporation, cumulative voting to elect directors is not authorized. The close of business on September 13, 1996 (the "Record Date") has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to vote at the Annual Meeting. There were approximately 415 record holders of the Company's common stock as of that date and the number of shares of common stock outstanding as of that date was 1,231,294. On the Record Date, there were 45,454 shares of Series A Preferred Stock outstanding and 71,428 shares of Series B Preferred Stock, all held by one record holder. Shares of the Company's common stock, Series A Preferred Stock and Series B Preferred Stock have one vote per share on all matters. Under both Maine law and the Company's bylaws, the presence, in person or by proxy, of at least one-half of the outstanding shares of the Company's voting stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.


     With respect to the election of directors, both the bylaws of the Company and Maine law provide that those candidates receiving the greatest number of votes cast at a meeting of shareholders, duly called and at which a quorum is present, shall be deemed elected. The bylaws provide that the directors shall be divided into three classes as nearly equal in number as possible with each director to be elected for a three-year term of office to expire at the third succeeding annual meeting of shareholders after their election, except for directors elected by the Board to fill a vacancy thereon, including a vacancy created by an increase in the number of directors, who serve until the next Annual Meeting of Shareholders. As a consequence of these provisions and the prior action of the Board of Directors in increasing the number of directors from 12 to 15, those five nominees for director to serve until 1999, the nominee for director to serve until 1998 and the nominee for director to serve until 1997 receiving the greatest number of votes shall be deemed elected, regardless of whether they receive a majority of the votes cast. Abstentions and broker non-votes will be treated as not voting for the election of directors and will have no effect in determining the nominees receiving the most affirmative votes.

     With respect to an amendment to the Articles of Incorporation of a Maine corporation, Maine law provides that a proposed amendment shall be adopted upon receiving the affirmative vote of the holders of at least a majority of all outstanding shares entitled to vote thereon. Holders of the Company's Series A Preferred Stock and Series B Preferred Stock are not entitled to vote on the proposed amendment to the Company's Articles as a class, and, therefore, the proposed amendment will be approved upon receiving the affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock, Series A Preferred Stock and Series B Preferred Stock voting together as one class. Abstentions and broker non-votes will be treated as not voting for the amendment to the Company's Articles and will have the same effect as a vote against the proposed amendment.

     As to matters other than the election of directors and amendment to the Company's Articles of Incorporation that may be brought before the Annual Meeting, Maine law provides that any corporate action be taken at a shareholders' meeting at which a quorum is present shall be authorized by a majority of the votes cast by the holders of shares entitled to vote on the subject matter, except to the extent that a greater vote is required by law or by the Company's articles or bylaws. The bylaws of the Company provide that the holders of a majority in interest of the shares having voting rights represented at a meeting of shareholders shall decide any question brought before such meeting, provided a quorum is present. As to any matter other than the election of directors or amendment to the Company's Articles of Incorporation, abstentions and broker non-votes will be treated as not voting for such matter and will have the same effect as a vote against the matter brought before the shareholders at the Annual Meeting.

               COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of September 20, 1996, the following persons owned of record, or were known to own beneficially, more than five percent (5%) of any class of the outstanding shares of the Company:

                                           Shares of the Company
                                             Owned (Percentage
Name and Address                      of Outstanding Voting Stock)(1)
- ---------------------------------------------------------------------

Albert H. Desnoyers                          132,694    (7.6%)
210 Washington Drive
Watchung, New Jersey 07060

Claude E. Savoie                             101,700    (5.8%)
550 Sheldiac Road
Moncton, New Brunswick
Canada E1A 2T1

Ronald J. Goguen (2)                         372,674   (21.4%)
111 St. George Street
Suite 200
Moncton, New Brunswick
Canada E1C 1T7

- -------------------
<F1> Shares of the Company's voting stock beneficially owned. A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares the power to vote such security or the power to dispose of such security. Included are shares owned by spouses and relatives living in the same home as to which beneficial ownership may be disclaimed and shares which may be obtained under warrants or upon the exercise of conversion rights. Based on Schedules 13D and/or Forms 4 and 5 filed with the Securities and Exchange Commission.

<F2> Includes 45,454 shares of Series A Preferred Stock, 71,428 shares of Series
     B Preferred Stock, 120,478 shares of Common Stock, and a warrant to purchase 133,764 shares of common stock at a price of $7.00 per share, owned by Square Lake Holding Corporation ("Square Lake"), a Maine corporation which is owned by a Canadian corporation of which Ronald Goguen is a 95% shareholder and director and 1,550 shares of Common Stock held in an individual retirement savings plan. Shares of the Series A Preferred Stock and Series B Preferred Stock are convertible into shares of common stock without further consideration at a ratio of two for one.

                               -------------------

                              ELECTION OF DIRECTORS

General

     The Board of  Directors  of the Company  presently  consists of 15 persons.
Directors are elected for staggered terms of three years and until their successors are elected and qualified, except for directors elected by the Board to fill a vacancy thereon, including a vacancy created by an increase in the number of directors, who serve until the next Annual Meeting of Shareholders. The directors are divided into three classes of five directors each. The term of office of only one class of directors expires in each year. There are no arrangements or understandings between the Company and any person pursuant to which any person has been elected as a director.

     Effective July 1, 1996, the Board of Directors increased the number of directors from 12 to 15 and elected 3 directors to fill the vacancies thereby created to serve until the Annual Meeting. At the Annual Meeting, five directors will be elected for three-year terms, one director will be elected for a two-year term and one director will be elected for a one-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the nominees listed below. Although it is anticipated that each nominee will be available to serve as a director, should any nominee be unavailable to serve, proxies will be voted by the proxy holders in their discretion for another person designated by the Board of Directors.

     The following table sets forth certain information, some of which has been obtained from the Company's records and some of which has been supplied by the nominees and continuing directors, regarding the nominees for election to the Board of Directors and the directors who will continue in office for the remainder of their terms.

                                                                                      Shares of the Company
                                                                                        Beneficially Owned
                                                                                    (Percentage of Outstanding
                                    Positions With the Company                             Voting Stock
                                       and Present Principal           Director        in Parentheses Where
         Name and Age                Occupation or Employment            Since         Greater Than 1%) (1)
- ---------------------------------------------------------------------------------------------------------------

Nominees to serve until 1999


James D. Delamater             President and Chief Executive             1987             50,000 (2.9%)
  Age 45                       Officer of the Company.

Normand R. Houde               President, Servants of the Cross,         1996             None
  Age 61                       an ecumenical christian community;
                               and director of the Alliance of Love,
                               a religious mission.

Philip C. Jackson              Senior Vice President--Trust               1987            35,700 (2.0%)(2)
  Age 51                       Operations of Northeast Bank

Ronald C. Kendall              President, Kendall Insurance, Inc.        1987             22,580 (1.3%)(3)
  Age 64


Robert Morrell                 President, Brunswick Coal &               1990              2,000
  Age 70                       Lumber Co.

Directors whose terms expire in 1997


Norris T. Brown                Retired Insurance Agent                   1987             32,000 (1.8.%)
  Age 80


Ronald J. Goguen               President, Major Drilling                 1990            372,674 (21.4%)(4)
  Age 51                       Group International. Mr. Goguen
                               is also a director of Roycefield
                               Resources, Ltd.

John W. Trinward, D.M.D.       Chairman of the Board; Retired            1987              9,634 (5)
  Age 71                       Dentist.


Edmond J. Vachon               Retired.  Chairman of the Board           1987             32,850 (1.9%)(6)
  Age 86                       of Bethel Savings Bank, 1975--1986;
                               President of Bethel Savings Bank,
                               1973--1975; Headmaster--Emeritus,
                               Gould Academy.

Nominee to serve until 1997

Joseph A. Aldred, Jr.          Self-employed attorney.                   1996             None
  Age 66


Directors whose terms expire in 1998

John B. Bouchard               President of Bouchard & Sons,             1996              4,400
  Age 60                       a construction contractor, and
                               Owner, John B. Bouchard Builder.

Judith W. Hayes                President, Consumers Maine                1994              1,000
  Age 40                       Water Company, a water utility
                               serving various communities in
                               Maine.


Stephen W. Wight               Owner, Sunday River Inn, a                1987             11,500 (7)
  Age 52                       resort hotel.


Dennis A. Wilson               Owner, D. A. Wilson & Co., a              1989             28,200 (1.6%)
  Age 61                       trucking company.

Nominee to serve until 1998

A. William Cannan              Executive Vice President and Chief        1996             20,141 (1.2%)
  Age 54                       Operating Officer of the Company
                               since 1993.  President of Casco
                               Northern Bank, NA in Portland,
                               Maine from 1991 to 1993.

All directors and executive                     --                        --             653,238 (37.5%)(8)
 officers as a group (20 persons)

- -------------------
<F1> Shares of the Company's voting stock beneficially owned. A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares the power to vote such security or the power to dispose of such security. Included are shares owned by spouses and relatives living in the same home as to which beneficial ownership may be disclaimed, shares which may be obtained under the Company's Stock Option Plans and shares which may be obtained under warrants or upon the exercise of conversion rights. The foregoing table includes 98,500 shares of the Company's Common Stock subject to stock options, 116,882 preferred shares convertible into 233,764 common shares and 133,764 shares of the Company's Common Stock subject to a warrant. Of such shares, Mr. Delamater has the right to acquire 24,000 shares  subject to  options,  Mr.  Cannan  has the right to acquire  20,000 shares subject to options, Mr. Jackson has the right to acquire 24,000 shares subject to options, and Square Lake Holding Corporation, of which Mr. Goguen is the beneficial owner, has the right to acquire 133,764 common shares pursuant to a warrant and 233,764 common shares pursuant to conversion rights applicable to the Company's preferred shares. See "Common Stock Ownership of Certain Beneficial Owners," above.

<F2> Includes  3,900 shares owned by spouse and 900 shares owned by a child,  as to which beneficial ownership is disclaimed by Mr. Jackson.

<F3> Includes 1,850 shares owned by spouse, as to which beneficial  ownership is disclaimed by Mr. Kendall, and 17,800 shares held in trusts of which Mr. Kendall is a trustee or beneficiary, as to which beneficial ownership of 9,200 shares is disclaimed by Mr. Kendall.

<F4> Includes 45,454 shares of Series A Preferred Stock, 71,428 shares of Series
     B Preferred Stock, 120,478 shares of Common Stock, a warrant for 133,764 shares of common stock with an exercise price of $7.00 per share owned by Square Lake and 1,550 shares of Common Stock held in an individual retirement savings plan. See "Common Stock Ownership of Certain Beneficial Owners," above.

<F5> Includes 534 shares owned by spouse,  as to which  beneficial  ownership is disclaimed by Mr. Trinward.

<F6> Includes 13,126 shares owned by spouse, as to which beneficial ownership is disclaimed  by Mr.  Vachon.


<F7> Includes  4,900  shares owned by spouse and 1,500 shares owned by children, as to which beneficial ownership disclaimed by Mr. Wight.


<F8> Includes 35,210 shares owned by spouses and members of immediate  families, as to which beneficial ownership has been disclaimed.

                              -------------------

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED HEREIN.


     Listed below is information concerning the executive officers of the Company or of its banking subsidiary, Northeast Bank F.S.B. ("Northeast Bank"), other than Messrs. Delamater, Cannan and Jackson.

                                        Positions with
Name and Age                             the Company                   Term of Office    Officer Since
- ------------------------------------------------------------------------------------------------------

Richard E. Wyman, Jr.     Chief Financial Officer of the Company          one year           1992
Age 40

Henry Korsiak             Senior Vice President--Operations of            one year           1993
Age 53                    Northeast Bank

Marilyn Wyman             Senior Vice President--Human Resources          one year           1987
Age 45                    of Northeast Bank

Sterling Williams         Senior Vice President--Commercial               one year           1994
Age 44                    Lending of Northeast Bank

Stephen Dill              Senior Vice President--Retail Lending of        one year           1995
Age 55                    Northeast Bank


     Messrs. Delamater, Cannan and Jackson have served as officers of the Company since 1987, 1993 and 1987, respectively. All officers are elected for a term of one year.

     Mr. Wyman had been Chief Financial Officer of Brunswick Federal Savings, F.A., which was acquired by the Company in 1990, since October, 1988. Mr. Korsiak joined ASI Data Services, Inc., a data processing subsidiary of the Company, in December of 1993. Prior to joining ASI, Mr. Korsiak had been a Manager of Systems Analysis for Fleet Services Corp. in New York and Rhode Island since 1978. Prior to joining the Company in 1994, Mr. Williams had served as a Vice President of Fleet Bank of Maine since 1984, where he was a Commercial Loan Officer and Workout Officer in that Bank's Managed Asset Division. Mr. Dill had served as Vice President for Retail Lending of the First National Bank of Damariscotta since 1989 before joining the Company.

     The Board of Directors of the Company held 11 meetings during the year ended June 30, 1996. The Audit Committee of the Company consists of the entire Board of Directors and held one meeting in fiscal 1996. The Company has no other standing committees, other than the Personnel and Compensation Committee. The Personnel and Compensation Committee, which advises the Board on issues of compensation for directors and officers and administers certain stock plans of the Company, consists of Directors Trinward, Goguen, Kendall, Hayes, Wilson and Wight and held three meetings in fiscal 1996. In fiscal 1996, each director attended at least 75% of all meetings of the Board of the Company and meetings of any Committee of which he or she was a member.

Executive Compensation and Other Information

     Summary Compensation Table. The following table sets forth cash compensation for the Company's chief executive officer and each other executive officer of the Company who received total annual compensation exceeding $100,000 for services rendered in all capacities to the Company and its subsidiaries during the last three fiscal years.

                                                                                      Long-Term
                                                                                     Compensation
                                                  Annual Compensation                   Awards
                                        ----------------------------------------    ---------------
                                                                                      Securities
                              Fiscal                              Other Annual        Underlying         All Other
Name and Principal Position    Year     Salary($)   Bonus($)   Compensation($)(1)   Options/SARs(2)   Compensation($)
- ---------------------------------------------------------------------------------------------------------------------

James D. Delamater             1996      126,000      2,000          3,133                   0          10,013(3)
 Director, President and       1995      110,000     15,000          9,712               4,000          10,228(4)
 Chief Executive Officer       1994       93,000      3,256          9,939                   0           8,546(5)
 of the Company

A. William Cannan              1996      115,000      9,000          6,434                   0           9,640(6)
 Director, Executive Vice      1995      106,000     13,102          4,237              20,000           9,629(7)
 President and Chief
 Operating Officer

- -------------------
<F1> The values listed in this column include  amounts for memberships in civic, social and professional associations, use of automobiles furnished by the Company and director's fees.

<F2> Amounts  listed in this column  reflect the  application  of  anti-dilution provisions of options granted prior to the Company's December, 1995 100% stock dividend.

<F3> Includes  $528 in term  life  insurance  premiums  paid  on  behalf  of Mr.
     Delamater,   $7,569  in  direct   contributions   and  a  $1,916   matching
     contribution under the Company's 401(k) Savings and Retirement Plan.

<F4> Includes  $537 in term  life  insurance  premiums  paid  on  behalf  of Mr.
     Delamater,   $8,038  in  direct   contributions   and  a  $1,653   matching
     contribution under the Company's 401(k) Savings and Retirement Plan.

<F5> Includes  $486 in term  life  insurance  premiums  paid  on  behalf  of Mr.
     Delamater,   $6,643  in  direct   contributions   and  a  $1,417   matching
     contribution under the Company's 401(k) Savings and Retirement Plan.

<F6> Includes $497 in term life insurance premiums paid on behalf of Mr. Cannan,
     $7,285 in direct contributions and a $1,858 matching contribution under the Company's 401(k) Savings and Retirement Plan.

<F7> Includes $492 in term life insurance premiums paid on behalf of Mr. Cannan,
     $7,569 in direct contributions and a $1,568 matching contribution under the Company's 401(k) Savings and Retirement Plan.

                              -------------------

     Director Compensation. All directors of the Company also serve as directors of Northeast Bank, F.S.B., the Company's banking subsidiary ("Northeast Bank"). Each director receives a combined annual retainer from the Company and Northeast Bank of $1,000. In addition, each director receives $500 per Board meeting attended and $200 for each Board committee meeting attended which is not held on the same day as a Board meeting. Directors receive only one meeting fee when meetings of the Board of the Company and the Board of Northeast Bank are held on the same day. The Chairman of the Board receives an additional annual retainer of $1,000 for serving as such.

     Stock Option Plans. 1987 Stock Option Plan. On March 20, 1987, the Board of Directors of the Company adopted the Bethel Bancorp 1987 Stock Option Plan (the "1987 Option Plan") as a performance incentive for directors, officers and other employees of the Company and its subsidiaries. The 1987 Option Plan became effective upon consummation of the conversion of the Company from mutual to stock form, subject to the approval of the stockholders of the Company. The Company's shareholders ratified the Option Plan at the 1988 Annual Meeting.

     The 1987 Option Plan is administered by the Personnel and Compensation Committee which recommends to the Board of Directors the persons to whom options will be granted, the number of shares, the types of options and other terms and conditions of the options.

     Both "incentive stock options" and "nonqualified stock options" may be granted pursuant to the 1987 Option Plan. The Company intends that the "incentive stock options" granted under the 1987 Option Plan will qualify under
Section 422A of the Internal Revenue Code. Incentive stock options may only be granted to employees of the Company and its subsidiaries. The market value of shares covered by incentive stock options (determined as of the date of grant) first exercisable under incentive stock options is limited to $100,000 per calendar year. An optionee will not be deemed to receive taxable income upon grant or exercise of an incentive stock option. Any gain realized at the time of sale of shares acquired upon exercise of an incentive stock option will constitute long-term capital gain to the optionee if the optionee holds the stock for the longer of two years from the date the option was granted or one year after the option was exercised. If the optionee holds the stock for a shorter time, all gain upon disposition of the stock is ordinary income. No gain or loss will be recognized by the Company as a result of the grant or exercise of incentive stock options. In the case of nonqualified stock options, which may be granted to employees and non-employee directors, an optionee will be deemed to receive taxable income at ordinary income rates upon exercise of a nonqualified stock option in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. The amount of such taxable income will be a tax deductible expense to the Company.

     All options granted under the 1987 Option Plan will be required to have an exercise price per share equal to at least the fair market value of a share of common stock on the date the option is granted. No option granted will be exercisable (i) more than three months after the date on which the optionee ceases to perform services for the Company (except that in the event of disability, options may be exercisable for up to one year thereafter), or (ii) 10 years after the option is granted in the case of incentive stock options. Payment for shares purchased pursuant to an option may be made in cash or check or, if the option agreement permits, by delivery and assignment to the Company of shares of common stock of the Company, including shares which may be obtained upon exercise of the option, having a fair market value equal to the aggregate exercise price, or by any combination of the foregoing.

     1989 Stock Option Plan. On June 28, 1989, the Board of Directors of the Company adopted the Bethel Bancorp 1989 Stock Option Plan (the "1989 Option Plan") as a performance incentive for the directors, officers and other employees of the Company and its subsidiaries. The 1989 Option Plan became effective upon ratification by the Company's shareholders at the 1989 Annual Meeting. The 1989 Option Plan is essentially identical to the 1987 Option Plan and is administered by the Personnel and Compensation Committee of the Board of Directors of the Company.

     1992 Stock Option Plan. On September 2, 1992, the Board of Directors of the Company adopted the Bethel Bancorp 1992 Stock Option Plan (the "1992 Option Plan") as a performance incentive for the directors, officers and other employees of the Company and its subsidiaries. The 1992 Option Plan became effective upon ratification by the Company's shareholders at the 1992 Annual Meeting. The 1992 Option Plan is essentially identical to the 1989 Stock Option Plan and is administered by the Personnel and Compensation Committee of the Board of Directors of the Company.

     No stock options were granted under any Plan during fiscal 1996 to Messrs. Delamater and Cannan. The Company has not granted stock appreciation rights ("SARs") to any executive officer.

     The following table sets forth certain information with respect to outstanding stock options held by Messrs. Delamater and Cannan.

                            FY-End Option/SAR Values

                                                                 Number of
                                                           Securities Underlying         Value of Unexercised
                                                         Unexercised Options/SARs      in-the-money Options/SARs
                           Shares                         at Fiscal Year-End(#)          at Fiscal Year-End($)
                         Acquired on           Value           Exercisable/                  Exercisable/
          Name           Exercise(#)        Realized($)        Unexercisable                 Unexercisable
- ----------------------------------------------------------------------------------------------------------------

James D. Delamater         22,000             176,000            24,000/0                      144,300/0

A. William Cannan             0                  0               20,000/0                      25,000/0

     1994 Employee Stock Purchase Plan. On August 31, 1994, the Board of Directors of the Company adopted the Bethel Bancorp 1994 Employee Stock Purchase Plan (the "1994 Stock Purchase Plan"), which was approved by the shareholders of the Company at the 1994 Annual Meeting.

     The 1994 Stock Purchase Plan is administered by the Board's Personnel and Compensation Committee and provides for twenty quarterly offerings of common stock to employees. Participating employees will purchase shares with accumulated payroll deductions. Each employee of the Company or its subsidiaries who is age 21 and who has completed one year of service, with 1,000 hours of service, is eligible to participate in the 1994 Stock Purchase Plan, except for certain employees with substantial stock interests in the Company, taking into account rights to purchase stock accruing under the 1994 Stock Purchase Plan. The purchase price of a share of common stock sold pursuant to each quarterly offering will be not less than the fair market value per share on the date of exercise. The Board of Directors of the Company may change the purchase price for any offering to a percentage of fair market value not more than 100% and not less than 85%.

     The 1994 Stock Purchase Plan terminates five years from the commencement of the plan, unless sooner discontinued or terminated.

     401(k) Employee Savings Plan. The Company maintains a 401(k) profit-sharing plan. The 401(k) Employee Savings Plan, as amended, provides that the Company shall make a contribution in each plan year in an amount to be determined by the Company, not in excess of the Company's net profits for that year. The Company's contribution is allocated among eligible employees in proportion to each eligible employee's salary for such plan year. Any employee who has completed one year of service and has attained the age of 21 is considered an eligible employee under the plan. Under the plan, the Company also makes matching contributions on behalf of employees who elect to participate in the plan by contributing a portion of their compensation to the plan. For the year ended June 30, 1996, the Company's profit sharing plan expense was $135,800.

Transactions with Management

     Certain of the directors and executive officers of the Company are at present, as in the past, customers of Northeast Bank, F.S.B. ("Northeast") and have transactions with Northeast in the ordinary course of business. In addition, certain of such persons are at present also owners or officers of corporations and business trusts, or are members of partnerships, which are customers of Northeast and which have transactions, including loans, with Northeast in the ordinary course of business. Such loans are on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others and do not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate amount of such loans was $1,625,626 at June 30, 1996. Northeast expects, in the future, to have banking transactions in the ordinary course of business with the Company's executive officers and directors, and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with unaffiliated persons.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers and directors are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms filed with the Commission since June 30, 1995 and furnished to the Company and written representations that no additional forms were required, the Company believes that all of its officers and directors complied with all Section 16(a) filing requirements applicable to them, except that each of Mr. Houde and Mr. Aldred filed late one Form 3 in connection with his election to the Board of Directors. Neither Mr. Houde nor Mr. Aldred owns any shares of Bethel Bancorp stock.

                              AMENDMENT TO ARTICLES

     At the Annual Meeting, the Company's shareholders will be requested to approve an amendment to the Articles of Incorporation, as amended, of the Company to officially change the name of the Company to "Northeast Bancorp." The resolution that will be offered at the meeting to effect this amendment has been approved by the Board of Directors of the Company and is set forth in Appendix A to this Proxy Statement.

     On July 1, 1996, following receipt of necessary regulatory approvals, the two bank operating subsidiaries of the Company, Bethel Savings Bank, F.S.B. and Brunswick Federal Savings, F.A. were merged into a single entity which adopted the name "Northeast Bank, F.S.B." At the same time, the Company adopted the assumed name of "Northeast Bancorp" and has been operating under that assumed name since July 1, 1996. As a result of recent acquisitions and of the merger, the territory served by the Company's bank subsidiary has expanded well beyond the area originally served by Bethel Savings Bank, F.S.B. or Brunswick Federal Savings, F.A. The continuation of either of these local names for the Company's banking subsidiary following the merger would not have reflected the regional areas served by, or broad services available from, the Company's combined bank subsidiary. As a result, the Board of Directors of the Company, in connection with approving the merger of its two banking subsidiaries, approved the change in name of the resulting bank to Northeast Bank, F.S.B. Adoption of the amendment to the Articles of Incorporation to change the name of the Company to "Northeast Bancorp" would allow for consistent identification of the Company and its operating subsidiary and more accurately reflect the regional nature of the Company's business.

     In the event that the proposed amendment to the Articles of Incorporation is not approved by the requisite number of shareholders as described above under the caption "REQUIRED VOTE FOR MATTERS TO BE ACTED UPON AT ANNUAL MEETING," the official name of the Company would remain "Bethel Bancorp," but the Company would continue to operate under the assumed name of "Northeast Bancorp."

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                         INDEPENDENT PUBLIC ACCOUNTANTS


     The Board of Directors has selected Baker Newman & Noyes, Limited Liability Company ("Baker Newman & Noyes"), independent certified public accountants, as the auditors for the Company for the current fiscal year ending June 30, 1997. Baker Newman & Noyes has acted as the Company's principal accountants since February 6, 1995. At the meeting, shareholders will vote upon a proposal to ratify the selection of Baker Newman & Noyes as auditors. In the event shareholders holding a majority of the shares entitled to vote represented at the meeting fail to ratify the selection of Baker Newman & Noyes as auditors, the Board of Directors will reevaluate its selection and may choose another firm to serve as auditors for fiscal year 1997.

     It is expected that a representative of Baker Newman & Noyes will be present at the meeting to respond to appropriate questions relating to the audit for the fiscal year ended June 30, 1996 or to the Company's financial statements. The firm's representative will have the opportunity to make a statement if he or she desires to do so.

     KPMG Peat Marwick LLP was previously the principal accountants for the Company. On February 6, 1995, that firm's appointment as principal accountants was terminated and Baker Newman & Noyes, Limited Liability Company was engaged as principal accountants. The decision to change accountants was approved by the Board of Directors on February 6, 1995.


     In connection with the audits of the two fiscal years ended June 30, 1994 and the subsequent interim period through February 6, 1995, there were no disagreements with KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

     The audit reports of KPMG Peat Marwick LLP in the consolidated financial statements of the Company as of and for the years ended June 30, 1994 and 1993 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF BAKER NEWMAN & NOYES AS AUDITORS.


                              SHAREHOLDER PROPOSALS

     To be included in the Proxy Statement for the next annual meeting, shareholder proposals must be received by May 23, 1997.

     The Company's Articles of Incorporation require shareholders to comply with certain provisions in nominating persons for election to the Board of Directors. In general, advance notice of a proposed nomination is required to be received by the Secretary of the Company not less than 30 days nor more than 60 days prior to any meeting of the shareholders. The Articles contain certain other procedures which must be followed in making such nominations.

                                  OTHER MATTERS

     Management knows of no other matters to be brought before the meeting. However, should any other matter requiring a vote of the shareholders properly come before the meeting, the persons named in the enclosed proxy intend to vote the proxy in accordance with their best judgment, discretionary authority to do so being included in the proxy.

                                By Order of the Board of Directors and President

                                Ariel Rose Gill
                                Clerk


A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, IS AVAILABLE WITHOUT CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST TO ARIEL ROSE GILL, SECRETARY, BETHEL BANCORP, 158 COURT STREET, AUBURN, MAINE 04212. COPIES OF THE EXHIBITS TO THE REPORT, WHICH ARE VOLUMINOUS, WILL BE FURNISHED UPON THE PAYMENT OF A REASONABLE FEE TO OFFSET THE COST OF REPRODUCTION AND MAILING.



                                   APPENDIX A

                      RESOLUTION FOR SHAREHOLDERS' MEETING


VOTED: That the Articles of Incorporation of the Corporation, as heretofore amended, shall be further amended by striking the word "BETHEL" as it appears in ARTICLE FIRST thereof and substituting therefor the word "NORTHEAST."



PROXY           This proxy is solicited by the Board of Directors          PROXY
                                       of
                                 BETHEL BANCORP
           Proxy for Annual Meeting of Shareholders--October 23, 1996

     The undersigned hereby appoints Ariel Rose Gill and Sterling G. Williams, and each of them severally, proxies of undersigned, with full power of substitution, to vote all the shares of voting capital stock of Bethel Bancorp (the "Company") that the undersigned is entitled to vote, at the Annual Meeting of shareholders of the Company to be held on October 23, 1996, and at any adjournments thereof.

     The Board of Directors recommends a vote FOR proposals 1, 2 and 3.

     1.  Election of Directors.
         The nominees of the Board of Directors are as follows:

               Nominees to Serve until 1999:                      Nominee to Serve until 1998:      Nominee to Serve until 1997:
               -----------------------------                      ----------------------------      ----------------------------


James D. Delamater    Normand R. Houde    Philip C. Jackson            A. William Cannan               Joseph  A. Aldred, Jr.
            Ronald C. Kendall    Robert Morrell


[ ]  FOR all the nominees listed above                  [ ]  AGAINST  all the nominees listed above
[ ]  FOR election of Directors, except vote withheld from the following nominees: ________________________________________________

     2. Proposal to amend the Company's Articles of Incorporation to change its name to "Northeast Bancorp."
                     [ ] FOR     [ ] AGAINST     [ ] ABSTAIN


     3. Proposal to ratify the appointment of Baker Newman & Noyes, Limited Liability Company as auditors for fiscal year 1997.

                     [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

This Proxy will be voted as directed herein. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 and 3. Discretionary authority is hereby conferred upon the proxies with respect to such other matters as may legally come before the meeting. The undersigned hereby revokes any proxy heretofore given by the undersigned to vote at the Annual Meeting or any adjournment thereof.

                             Please check if you plan to attend the meeting [ ].

                             Dated: ______________________________________, 1996

                             ___________________________________________________

                             ___________________________________________________
                                                 Signature(s)

                             Please sign here personally. If the stock is registered in more than one name, each joint owner or fiduciary should sign personally. Only authorized officers should sign for a corporation.